                                                                    EXHIBIT 10.4

[PERKINELMER LOGO]                              -  Richard F. Walsh
                                                   Senior Vice President
                                                   Human Resources

                                                -  PerkinElmer, inc
                                                   45 William Street
                                                   wellesley, MA 02481
                                                   T:781-431-4122
                                                   F:781-431-4183
                                                   richard.walsh@perkinelmer.com

VIA UPS

December 13, 2002

John J. Engel
12 Longmeadow Drive
Westwood, MA 02090

Dear John:

As we have agreed, your employment with PerkinElmer, Inc. (the "Company") ended on November 15, 2002. To assist you during this transition period and in exchange for your agreement to the terms and conditions set forth herein, the Company will pay you the severance benefits described in the "Description of Severance Benefits" attached as Attachment A if you timely sign and return this letter by December 31, 2002. By signing and returning this letter you will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3 and restrictive covenants set forth in paragraph 6. You are advised to consult with your attorney before signing this letter and you have been given at least twenty-one
(21) days to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it by notifying Richard F. Walsh in writing. If you do not so revoke, this letter will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

If you choose not to sign and return this letter agreement by December 31, 2002, you shall not be eligible to receive any severance benefits from the Company, and except as expressly provided in this paragraph, all of your other benefits, including life insurance and long-term disability, will cease upon the Termination Date. You will, however, receive payment for any unused vacation time accrued through your termination date. Also, even if you decide not to sign this letter agreement, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits.

If, after reviewing this letter agreement with your attorney, you find the terms and conditions are satisfactory to you, you should sign and return this letter to Richard Walsh by December 31, 2002.

The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day revocation period:

1. TERMINATION DATE AND TRANSITIONAL DUTIES - Your effective date of termination from the Company was November 15, 2002 (the "Termination Date"). You agree that you will provide transitional assistance through December 31, 2002 to the Company, as such assistance is requested by Greg Summe.
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John J. Engel
December 13, 2002
Page 2

2. DESCRIPTION OF SEVERANCE BENEFITS - The severance benefits paid to you if you timely sign and return this letter and do not revoke it within the seven (7) day revocation period are described in the "Description of Severance Benefits" attached as Attachment A.

3. RELEASE - In consideration of the severance benefits, to which you acknowledge you would not otherwise be entitled, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its current or former officers, directors, stockholders, corporate affiliates, parents, subsidiaries, attorneys, agents and employees (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against any of the Released Parties, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C., Section 621 et seq., the Americans With Disabilities Act, 42 U.S.C., Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., all as amended; all claims arising out of the Employment Retirement Income Security Act of 1974, 29 U.S.C. Section 1001 et seq., and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq., all as amended; the Massachusetts Fair Employment Practices Act., M.G.L. c.l51B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 Sections 1lH and 11l, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq., and the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; any claims under your December 1, 1999 Employment Agreement; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); and provided further that you are not waiving or releasing any right you have for indemnification in accordance with the terms of any Company by-law or article of incorporation, under the Company's Directors and Officers insurance policy, or pursuant to any applicable statute in any matter in connection with your employment, including, where applicable, any rights you have for reimbursement of attorney's fees or costs.

4. NON-DISCLOSURE - You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of employment with the Company. As stated more fully in the Employee Patent and Proprietary Information Utilization Agreement signed by you in favor of the Company (which remains in full force and effect), you will not disclose any such information to, or use such information for, the benefit of any third party, including competitors of the Company.

5. NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the severance benefits herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and
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John J. Engel
December 13, 2002
Page 3

         financial condition. The Company shall direct those directors, officers and employees who are privy to the terms of this Agreement, i.e., Greg Summe, Terry Carlson, Robert Friel, and Rich Walsh, not to make any false, disparaging or derogatory statements regarding you, provided, that nothing in this sentence shall prevent the Company from acting as it deems appropriate in connection with any claims, inquiries, actions, or investigatory proceedings which have been brought, or which may be brought in the future against or on behalf of the Company or any of its current or former officers, whether before a state or federal court, any state or federal government agency, or any self-regulating organization, including, but not limited to, making any public statement in response to any such claims, inquiries, actions, or investigatory proceedings.

6. NON-SOLICITATION AND NON-COMPETITION - You understand and agree that as a condition for payment to you of the severance benefits herein described, you shall not, for a period of two (2) years from the Termination Date, directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly or indirectly in any business or entity identified in Attachment B hereto, except as approved in advance by the Board after full and adequate disclosure; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, to otherwise cease their relationship with, the Company; or (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, of the Company that were contacted, solicited or served by you while you were employed by the Company. You acknowledge that the restrictions contained in this paragraph are necessary for the protection of the business and goodwill of the Company, consider the restrictions to be reasonable for such purpose. You agree that any breach of this paragraph 6 is likely to cause the Company irreparable damage, and therefore, in the event of such a breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

7. COMPANY PROPERTY - You confirm that, to the extent that you have any Company-owned property listed or described below in your possession or control, you will return to the Company, on or before December 31, 2002, all Company-owned property, including, but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in your possession or control. You acknowledge and confirm that this obligation to return Company-owned property extends to all documents, memoranda, drafts, notes, and computer files and software, including such materials that have been produced by you in connection with your employment with the Company, which are in your possession or control. You further confirm that to the best of your knowledge, you have not improperly destroyed or modified any electronic Company documents, including but not limited to those which you developed or help develop during your employment. To the extent that you have electronic Company documents in your possession or control through a personal computer or other device, you will provide the Company with a copy of such documents, and immediately delete of all such files from your personal computer or other device. Finally, you confirm that by December 31, 2002, you will have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

8. COOPERATION IN LITIGATION AND OTHER PROCEEDINGS - Except as provided herein, you agree to cooperate fully with the Company in the defense or prosecution of any claims, inquiries, actions

John J. Engel
December 13, 2002
Page 4

         or investigatory proceedings relating to matters of which you could have knowledge due to your employment with the Company, which have been brought, or which may be brought in the future against or on behalf of the Company or any of its current or former officers, whether before a state or federal court, any state or federal government agency, or any self-regulating organization. Your full cooperation in connection with such claims, inquiries, actions or proceedings shall include, but not be limted to, being available to meet with counsel to prepare any claims or defenses, to prepare for trial or discovery or an administrative hearing and to act as a witness when requested by the Company at mutually agreed upon reasonable times. In situations in which you believe that cooperation would lead to a detriment to your own defense in the same or related pending or threatened proceeding, the Company agrees to permit you to limit your cooperation as it determines reasonable.. The Company will provide you with reasonable travel and related expenses in connection with your cooperation, and may, in its discretion, provide you with the option of representation by Company-provided counsel

9. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on anyone occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11. VALIDITY - If any restriction set forth in paragraph 6 above is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this letter agreement.

12. CONFIDENTIALITY - You understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and conditions of this letter agreement, and the contents of any negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by an order of a court or agency, by federal or state law, or as otherwise agreed to in writing by the Company, provided that you may discuss this letter agreement with your immediate family, financial advisors, and attorneys. Likewise, the Company agrees to instruct those directors, officers and employees who are privy to the terms and conditions of this letter agreement, and the contents of any negotiations and discussions resulting in this letter agreement, to maintain such information as confidential and not to disclose such information to any third party outside of the Company, except to the extent required by an order of a court or agency, by federal or state law, including with out limitation, applicable securities laws, by the rules of the New York Stock Exchange, or as otherwise agreed to in writing by you.

John J. Engel
December 13, 2002
Page 5

13. NATURE OF AGREEMENT - You and the Company understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of you, the Company, or any other person.

14. ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement, including Attachments A and B, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

15. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement, including Attachments A and B, with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachments A and B, understand the contents therein, freely and voluntarily assent to all of the terms and conditions thereof, and sign your name of your own free act.

16. APPLICABLE LAW - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the state and federal courts of Massachusetts (which courts, together with all applicable appellate courts, for purposes of this letter agreement, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

17. ENTIRE AGREEMENT - This letter agreement, including Attachments A and B, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supercede your obligations set forth in paragraph 4. Further, the terms of the 1999 Stock Option Agreement and the 2000 Restricted Stock Agreement between you and the Company, which are governed by the underlying plans, and the underlying plans, shall remain in full force and effect pursuant to their terms. The terms of your purchase of stock pursuant to, and governed by, the Employee Stock Purchase Plan, as well as the Employee Stock Purchase Plan, the terms of the deferral of any stock or other compensation pursuant to, and governed by, the Deferred Compensation Plan, and the Deferred Compensation Plan, and the terms of your contributions and Company matching to your 401(k) account pursuant to, and governed by the 401(k) Plan and the 401(k) Plan document shall remain in full force and effect pursuant to the terms of such plans.

If you have any questions about the matters covered in this letter, please contact me.

John J. Engel
December 13, 2002
Page 6

Very truly yours
PerkinElmer, inc.

By: /s/ Richard F. walsh
    -------------------------------------
    Richard F. Walsh
    Senior Vice President, Human Resources

I hereby agree to the terms and conditions set forth above and in Attachments A and B, and set my hand and seal to my agreement as of the date set forth below. I have been given at least twenty-one (21) days to consider this letter agreement (including Attachments A and B) and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between the Company and me if I do not revoke my acceptance in seven
(7) days.

/s/ John J. Engel                        December 23, 2002
------------------------------           -----------------
John J. Engel                                   Date

To be returned to Richard F. Walsh by December 31, 2002.
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John J. Engel
December 13, 2002
Page 7

                                  ATTACHMENT A

                        DESCRIPTION OF SEVERANCE BENEFITS

If you timely sign and return this letter agreement and it becomes binding, the Company will provide you with the following benefits:

SALARY CONTINUATION
The Company will provide you with continuation of your base salary through December 31, 2003 (the "Salary Continuation Period"), less all applicable state and federal taxes, as severance pay. The Company also will pay you an amount through December 31, 2003, equal to the amount you would have received for mortgage assistance, including gross-up for taxes due on the mortgage assistance, through that time period had you remained employed by the Company. These payments will be paid in accordance with the Company's normal payroll practices, and will commence no earlier than the eighth (8th) day after this letter agreement becomes binding.

BONUS PAYMENTS
The Company will pay you the amount equal to your target bonus for the performance period beginning July 1, 2002 and ending December 31, 2002 under the Performance Incentive Plan (PIP) ($140,000.00), less all applicable state and federal taxes. In addition, the Company will provide you with an additional payment of ($140,000.00), less all applicable state and federal taxes. These payments will be paid prorata throughout the Salary Continuation Period in accordance with the Company's normal payroll procedures, and will commence no earlier than the eighth (8th) day after this letter agreement becomes binding.

LOAN REPAYMENT
Before December 31, 2003, you will repay the Company the principal amount of your interest free loan ($250,000). As required by US tax laws, the Company will calculate imputed interest income while the loan is outstanding and will include an amount in your W-2 form for the imputed interest and gross-up for taxes due on the imputed interest.

BENEFITS CONTINUATION
You will also be eligible to continue to participate in the same medical, dental, life, and accidental death and disability coverage as you had while you were employed with PerkinElmer as well as to continue to receive the automobile allowance (of $17,500 per year, minus applicable taxes and withholdings) and financial counseling allowance (of $12,000 per year, minus applicable taxes and withholdings) you received while you were employed by the Company during the Salary Continuation Period, to the same extent and upon the same terms as were in effect immediately prior to the Termination Date (except that, for federal income tax purposes, you will be treated as a former employee). Thereafter, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 et seq. If you make that election, all premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits.

401(k) EXCESS PROGRAM FOR 2002
The Company will provide you with a payment of $13,200 ($400,000 X .06 X .55) under the 401(k) Excess Program for 2002 based on a base salary of $400,000, less all applicable state and federal taxes.

John J. Engel
December 13, 2002
Page 8

You are not eligible to receive a Company match in the 401(k) plan for 2002 because you will not be an active employee on 12/31/02.

OUTPLACEMENT
Outplacement services for will be arranged for you. Further information on outplacement services will be provided under separate cover.

John J. Engel
December 13, 2002
Page 9

                                  ATTACHMENT B

                   LIST OF COMPANIES COVERED BY PARAGRAPH 6(i)

The list of companies covered by paragraph 6(i) is shown below and includes these entities even though names may change through merger or other corporate transactions.

         1.  Agilent, Inc.

         2. ThermoElectron Corporation or any of its direct or indirect subsidiaries

         3.  Varian, Inc.

         4.  Waters Corporation

         5.  Bio-Rad Laboratories

         6.  Applera Corp or any of its direct or indirect subsidiaries

         7.  Amersham Pharmacia Biotech Inc.

         8.  Affymetrix, Inc.

         9.  Invitrogen Corp

         10. Molecular Devices Corp

         11. Mettler Toledo International, Inc.

         12. Dpix

         13. Hamamatsu Photonics, K.K.

         14. Zymark Corporation

         15. Beckman Coulter